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Exhibit 10.8

NATIONAL ENERGY RESOURCES ACQUISITION COMPANY

SPONSOR'S WARRANTS SUBSCRIPTION AGREEMENT

        THIS SPONSOR'S WARRANTS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 26th day of November, 2007, by and between National Energy Resources Acquisition Company, a Delaware corporation (the "Company"), and NRCO LLC, a Colorado limited liability company (the "Purchaser").

        WHEREAS, the Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "Registration Statement") in connection with the proposed initial public offering of the Company's units (the "IPO"), each unit consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share;

        WHEREAS, the Company desires to commit to issue and sell, and the Purchaser desires to commit to purchase and acquire, Sponsor's Warrants (as defined below) on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, it is agreed between the parties as follows:

        1.     Commitment To Purchase Sponsor's Warrants. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Purchaser, an aggregate of 3,000,000 warrants (each a "Sponsor's Warrant") at a purchase price of $1.00 per Sponsor's Warrant for an aggregate purchase price of $3,000,000 on the Closing Date (as defined below). Each Sponsor's Warrant shall entitle the holder thereof to purchase one share of Common Stock at an exercise price of $7.50, in accordance with the terms of the Sponsor's Warrant as set forth in the Warrant Agreement entered into by and between the Company and Computershare Trust Company, Inc., as warrant agent. The Warrant Agreement shall be substantially in the form attached hereto as Exhibit A (the "Warrant Agreement"). The closing of the purchase and sale of the Sponsor's Warrants hereunder, including payment for and delivery of the Sponsor's Warrants, shall occur at the offices of the Company or at such other location by mutual agreement of the parties on the Closing Date.

        2.     Purchase and Sale of the Sponsor's Warrants. Simultaneously with, and subject to the consummation of, the IPO (the "Closing Date"), the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the respective number of Sponsor's Warrants set forth opposite the Purchaser's name on Schedule A hereto.

        3.     Payment of Purchase Price. The purchase price for the Sponsor's Warrants to be purchased by the Purchaser shall be tendered in full on the Closing Date by the Purchaser, by one or a combination of the following means:

          (a)   wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company no less than two business days prior to the Closing Date; or

          (b)   delivery of a cashier's check to the Company of immediately available United States funds.

        4.     Acceptance or Rejection of Agreement. The Sponsor's Warrants subscribed for herein will not be deemed issued to or owned by the Purchaser until a copy of this Agreement has been executed by the Company and the Purchaser, and the IPO has been consummated.

        5.     Limitations on Transfer. Without the prior written consent of the representative of the underwriters with respect to the IPO, Purchaser shall not, other than transfers to Permitted Transferees

(as defined in Section 5 of the Warrant Agreement) that agree in writing to be bound by the terms and conditions of the transfer restrictions set forth in this Section 5 and, if at the time applicable, the provisions of Section 6(f) of the Warrant Agreement, (a) sell, offer to sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, with respect to, the Sponsor's Warrants or the shares of Common Stock issuable upon exercise of the Sponsor's Warrants or any securities exchangeable for the Sponsor's Warrants or other rights to purchase the Sponsor's Warrants or any such securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Sponsor's Warrants or the shares of Common Stock issuable upon exercise of the Sponsor's Warrants or any securities exchangeable for the Sponsor's Warrants or other rights to purchase the Sponsor's Warrants or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in this Section 5(a) or (b), until the date immediately following the date of the consummation by the Company of an initial Business Combination (as defined in Section 8 hereof).

        6.     Registration Rights. In connection with the closing of the IPO, the Company and the Purchaser shall enter into an agreement (the "Registration Rights Agreement") granting the Purchaser registration rights with respect to Sponsor's Warrants and the shares underlying the Sponsor's Warrants.

        7.     Restrictive Legends. All certificates representing the Sponsor's Warrants (and any underlying securities thereof) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

          (a)   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b)   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN SPONSOR'S WARRANTS SUBSCRIPTION AGREEMENT DATED AS OF NOVEMBER 26, 2007 AND THAT CERTAIN WARRANT AGREEMENT DATED AS OF            , 2007, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

          (c)   Any legend required by appropriate blue sky officials.

        8.     Investment Representations. In connection with the purchase of the Sponsor's Warrants, the Purchaser represents to the Company the following:

          (a)   The Purchaser has been furnished with all materials relating to the Company's business affairs and financial condition and materials related to the offer and sale of the Sponsor's Warrants that have been requested by the Purchaser and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Sponsor's Warrants. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Sponsor's Warrants involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser's acquisition of the Sponsor's Warrants. The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Sponsor's Warrants, and is able to bear the economic risk of an investment in the Sponsor's Warrants in the amount contemplated hereunder. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Sponsor's Warrants. The Purchaser can afford a complete loss of its investment in the Sponsor's Warrants. The Purchaser is purchasing the Sponsor's Warrants for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). The Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a "Business Combination") and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

          (b)   The Purchaser understands that the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) have not been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Purchaser's compliance with, the representations and warranties and agreements of the Purchaser set forth herein to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Sponsor's Warrants, including, but not limited to, the bona fide nature of the Purchaser's investment intent as expressed herein.

          (c)   The Purchaser further acknowledges and understands that the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) must be held indefinitely, subject to any expiration, unless the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) are subsequently registered under the Act or an exemption from such registration is available. The Purchaser understands that the certificates evidencing the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) will be imprinted with a legend which prohibits the transfer of the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) unless the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) are registered or such registration is not required in the opinion of counsel for the Company.

          (d)   The Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time ("Rule 144"), which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) under the Act, the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) may be resold by the Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

          (e)   The Purchaser further understands that at the time the Purchaser wishes to sell the Sponsor's Warrants there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Sponsor's Warrants (and the securities underlying the Sponsor's Warrants) under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding

  Sections 8(d) and (e) hereof, the Purchaser understands that it may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would be deemed to be "underwriter" under the Act when reselling the securities of the blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

          (f)    The Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

          (g)   The Purchaser has all necessary company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by the Purchaser of the Sponsor's Warrants does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property. The principal place of business of the Purchaser is as set forth on the signature page hereto.

          (h)   The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Act.

          (i)    The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sponsor's Warrants or the fairness or suitability of the investment in the Sponsor's Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Sponsor's Warrants.

        9.     Company Representations and Warranties.

          (a)   The Company hereby represents and warrants to the Purchaser that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Sponsor's Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

          (b)   Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the shares issuable upon exercise of the Sponsor's Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Sponsor's Warrants and the shares issuable upon exercise of such Sponsor's Warrants, will be free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the applicable Purchaser.

        10.   Conditions of the Purchaser's Obligations. The obligation of the Purchaser to purchase and pay for the Sponsor's Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

          (a)   The representations and warranties of the Company contained in Section 9 shall be true and correct at and as of the Closing Date as though then made.

          (b)   The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

          (c)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

        11.   Conditions of the Company's Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

          (a)   The representations and warranties of the Purchaser contained in Section 8 shall be true and correct at and as of the Closing Date as though then made.

          (b)   The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

          (c)   The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsor's Warrants hereunder.

          (d)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

        12.   Indemnification. The Purchaser hereby agrees to indemnify and hold harmless the Company and the Company's officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by the Purchaser and contained herein, or (b) arise out of or are based upon any breach by the Purchaser of any representation, warranty or agreement made by the Purchaser contained herein.

        13.   Miscellaneous.

          (a)   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party's address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party hereto. A copy of all such communications shall also be sent to the following parties:

      National Energy Resources Acquisition Company
      1700 Broadway, Suite 2020
      Denver, CO 80290
      Attention: Chief Executive Officer and President
      Facsimile: (720) 407-7031

      and

      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, New York 10022
      Attn: Mark Zvonkovic
      Facsimile: (212) 872-1002

      and

      NRCO LLC
      1700 Broadway, Suite 2020
      Denver, CO 80290
      Attn: Harold R. Logan, Jr.
      Facsimile: (720) 407-7028

          (b)   Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon the Purchaser and the Purchaser's successors and assigns.

          (c)   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the State of New York.

          (d)   Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

          (e)   Independent Counsel. The Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, and that Akin Gump Strauss Hauer & Feld LLP does not represent, and is not acting on behalf of, Purchaser. The Purchaser has been provided with an opportunity to consult with the Purchaser's own counsel with respect to this Agreement.

          (f)    Entire Agreement; Amendment. This Agreement, together with the Exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

          (g)   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

          (i)    Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Sponsor's Warrants.

          (j)    Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Purchaser in the negotiation, administration, performance or enforcement hereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
NATIONAL ENERGY RESOURCES ACQUISITION COMPANY
By:	/s/ PATRICK R. MCDONALD Name: Patrick R. McDonald Title: Chief Executive Officer and President
PURCHASER:
NRCO LLC
By:	/s/ HAROLD R. LOGAN, JR. Name: Harold R. Logan, Jr. Title: Secretary and Treasurer
	Address:	1700 Broadway, Suite 2020 Denver, CO 80290

Schedule A

Purchaser:	Sponsor's Warrants Purchased:	Purchase Price of Sponsor's Warrants:
NRCO LLC	3,000,000	$3,000,000

Exhibit A

[Warrant Agreement]

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SPONSOR'S WARRANTS SUBSCRIPTION AGREEMENT